EXHIBIT 4.1

VISTA GOLD CORP.

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COMPUTERSHARE TRUST COMPANY OF CANADA

WARRANT INDENTURE

Providing for the Issue of up to
2,500,000 Warrants

July 27, 2012

TABLE OF CONTENTS

ARTICLE ONE INTERPRETATION	1
1.1 Definitions	1
1.2 Words Importing the Singular and Gender	6
1.3 Interpretation Not Affected by Headings	6
1.4 Day Not a Business Day	6
1.5 Time of the Essence	6
1.6 Currency	6
1.7 Applicable Law	6
1.8 English Language	6
1.9 Meaning of “outstanding” for Certain Purposes	6

ARTICLE TWO ISSUE OF WARRANTS	7
2.1 Creation and Issue of Warrants	7
2.2 Terms of Warrants	7
2.3 Global Warrants	7
2.4 Warrant Certificates	8
2.5 Issue in Substitution for Lost Warrant Certificates	10
2.6 Warrantholder not a Shareholder	10
2.7 Warrants to Rank Pari Passu	10
2.8 Signing of Warrant Certificates	10
2.9 Certification by the Trustee or Co transfer Agent	11

ARTICLE THREE EXCHANGE AND OWNERSHIP OF WARRANTS	11
3.1 Exchange of Warrant Certificates	11
3.2 Charges for Exchange or Transfer	11
3.3 Ownership of Warrants	12
3.4 Registration and Transfer of Warrants	12
3.5 Non-Certificated Inventory Process	14

ARTICLE FOUR EXERCISE OF WARRANTS	15
4.1 Method of Exercise of Warrants	15
4.2 Effect of Exercise of Warrants	18
4.3 Partial Exercise of Warrants	18
4.4 No Fractional Shares or Warrants	18
4.5 Accounting and Recording	19
4.6 Cancellation of Surrendered Warrants	19
4.7 Expiration of Warrants	19
4.8 Share Certificates	19

ARTICLE FIVE ADJUSTMENT OF EXERCISE NUMBER	21
5.1 Definitions	21
5.2 Adjustment of Exercise Number	21
5.3 Adjustment Rules	24
5.4 Postponement of Subscription	25
5.5 Notice of Certain Events	25
5.6 Protection of Trustee	26
5.7 Proceedings Prior to Any Action Requiring Adjustment	26

ARTICLE SIX RIGHTS AND COVENANTS	26
6.1 Purchase of Warrants	26
6.2 General Covenants of the Corporation	27
6.3 Trustee’s Remuneration and Expenses	28

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6.4 No Dividends or Distributions	28
6.5 Performance of Covenants by Trustee	28

ARTICLE SEVEN ENFORCEMENT	29
7.1 Suits by Warrantholders	29
7.2 Immunity of Shareholders, Directors and Officers	29
7.3 Limitation of Liability	29

ARTICLE EIGHT MEETINGS OF WARRANTHOLDERS	29
8.1 Right to Convene Meetings	29
8.2 Notice	29
8.3 Chairman	30
8.4 Quorum	30
8.5 Power to Adjourn	30
8.6 Show of Hands	30
8.7 Poll	30
8.8 Voting	31
8.9 Regulations	31
8.10 Corporation and Trustee may be Represented	31
8.11 Powers Exercisable by Extraordinary Resolution	31
8.12 Meaning of “Extraordinary Resolution”	32
8.13 Powers Cumulative	33
8.14 Minutes	33
8.15 Instruments in Writing	33
8.16 Binding Effect of Resolutions	34
8.17 Holdings by Corporation Disregarded	34

ARTICLE NINE SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES	34
9.1 Provision for Supplemental Indentures for Certain Purposes	34
9.2 Correction of Manifest Errors	35
9.3 Amending Adjustment Provisions	35
9.4 Successor Companies	35

ARTICLE TEN CONCERNING THE TRUSTEE	36
10.1 Trust Indenture Legislation	36
10.2 Rights and Duties of Trustee	36
10.3 Evidence, Experts and Advisers	36
10.4 Securities, Documents and Monies Held by Trustee	37
10.5 Action by Trustee to Protect Interests	38
10.6 Trustee not Required to Give Security	38
10.7 Protection of Trustee	38
10.8 Indemnification	39
10.9 Replacement of Trustee	39
10.10 Conflict of Interest	40
10.11 Acceptance of Trust	40
10.12 Trustee not to be Appointed Receiver	40
10.13 Third Party Interests	40
10.14 Compliance with Money Laundering Legislation	40
10.15 Compliance with Privacy Laws	41

ARTICLE ELEVEN GENERAL	41
11.1 Notice to Corporation and Trustee	41
11.2 Notice to Warrantholders	42
11.3 Satisfaction and Discharge of Indenture	43

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11.4 Sole Benefit of Parties and Warrantholders	43
11.5 Discretion of Directors	43
11.6 Force Majeure	43
11.7 Counterparts and Formal Date	44

SCHEDULE “A”	A-1

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THIS WARRANT INDENTURE dated as of July 27, 2012,

BETWEEN:

VISTA GOLD CORP., a corporation continued under the laws of the Yukon Territory, having an office at Suite 5, 7961 Shaffer Parkway, Littleton, Colorado 80127, U.S.A.

(the “Corporation”)

AND:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company organized under the laws of Canada, having an office at 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, Canada

(the “Trustee”)

WITNESSES THAT WHEREAS:

A. The Corporation proposes to create and issue up to 2,500,000 Warrants (defined below) exercisable by the holders thereof on the terms hereinafter set forth for the acquisition of common shares in the capital of the Corporation;

B. The Corporation is duly authorized to create and issue the Warrants to be issued as herein provided;

C. All things necessary have been done and performed to make the Warrants, when certified by the Trustee and issued and delivered as provided in this Indenture, legal, valid and binding upon the Corporation with the benefits of and subject to the terms of this Indenture; and

D. The Trustee has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Warrants from time to time issued pursuant to this Indenture;

NOW THEREFORE in consideration of the promises and the covenants of the parties, the Corporation hereby appoints the Trustee as trustee for the Warrantholders (defined below), to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Warrants from time to time issued pursuant to this Indenture and it is hereby agreed and declared as follows:

ARTICLE ONE

INTERPRETATION

1.1	Definitions

In this Indenture and in the recitals and schedules hereto, the following phrases and words shall have the following meanings:

(a)	“Applicable Legislation” means the provisions of any statute of Canada or a province thereof, and the regulations under any such statute, relating to trust indentures or the rights, duties or obligations of corporations and trustees under trust indentures as are from time to time in force and applicable to this Indenture;

(b)	“Beneficial Holder” means any person who holds a beneficial interest in a Global Warrant as shown on the books of the Depository or a Depository Participant;

(c)	“board” means the Board of Directors of the Corporation;

(d)
“business day” means any day that is not a Saturday, Sunday or statutory holiday in Toronto, Ontario, or in Vancouver, British Columbia, or a day when the principal corporate trust office of the Trustee in the City of Vancouver, British Columbia, is not generally open to the public for the transaction of business;

(e)	“Convertible Security” means a security of the Corporation (other than the Warrants) or any other issuer convertible into or exchangeable for or otherwise carrying the right to acquire Shares;

(f)	“Capital Reorganization” has the meaning given in section 5.2(4);

(g)	“Corporation” means Vista Gold Corp. and its lawful successors from time to time as provided for in section 9.4;

(h)	“Co-transfer Agent” has the meaning given in section 2.1;

(i)
“counsel” means a barrister or solicitor (who may be an employee of the Corporation) or a firm of barristers and solicitors (who may be counsel for the Corporation) in both cases acceptable to the Trustee;

(j)
“Current Market Price” of the Shares at any date means the volume weighted average trading price of the Shares on the NYSE MKT Exchange or, if the Shares are not then listed on the NYSE MKT Exchange, on the Toronto Stock Exchange or, if the Shares are not then listed on the Toronto Stock Exchange, on such other Canadian or United States stock exchange as may be selected for that purpose by the board, or, if the Shares are not then listed on any Canadian or United States stock exchange, in the over-the-counter market, during the ten most recent consecutive trading days ending on the fifth trading day before such date; provided that the volume weighted average trading price shall be determined by dividing that aggregate sale price of all Shares sold on the said exchange or market, as the case may be, during the said ten consecutive trading days by the total number of Shares so sold; and provided further that, if the Shares are not listed and posted for trading on any stock exchange in Canada or the United States or traded in the over-the-counter market, the Current Market Price shall be determined by a nationally recognized accounting firm chosen by the Corporation;

(k)
“Depository” means, with respect to the Warrants in the form of one or more Global Warrants, the person designated as depository by the Trustee and shall initially be the CDS Clearing and Depository Services Inc.;

(l)
“Depository Participant” means a broker, dealer, bank, other financial institution or other person for whom from time to time, a Depository effects book entries for a Global Warrant deposited with the Depository in the Depository’s book-entry only registration system;

(m)
“director” means a director of the Corporation for the time being, and unless otherwise specified herein, reference to “action by the directors” means action by the directors of the Corporation as a board or, whenever duly empowered, action by a committee of such board;

(n)	“dividends” means dividends or distributions (payable in cash or in securities, property or assets of equivalent value) declared payable on the Shares;

(o)
“dividends paid in the ordinary course” means such dividends or distributions declared payable on a Share in any fiscal year of the Corporation to the extent that such dividends or distributions in respect of each Share in the aggregate do not exceed 5% of the then applicable Exercise Price and for such purposes the amount of any dividends or distributions paid in other than cash or shares shall be the fair market value of such dividends or distributions as determined by the directors;

(p)	“Exercise Date” with respect to any Warrant means the date on which the Warrant is exercised in accordance with the provisions of section 4.1;

(q)
“Exercise Number” at any time, means that number of Shares that Warrantholders are entitled to receive from time to time for each Warrant held upon exercise of the rights attached to the Warrant as that number may be adjusted by Article Five hereof and that number, as at the date hereof, is equal to one Share for each Warrant;

(r)	“Exercise Price” has the meaning given in section 2.2;

(s)	“Exercise Period” means the period commencing on the date the Warrants are issued in accordance with section 2.1 and ending at 4:30 p.m. (Vancouver time) on the Expiry Date;

(t)	“Expiry Date” means July 27, 2014;

(u)	“Extraordinary Resolution” has the meaning given in sections 8.12 and 8.15;

(v)
“Global Warrant” means a Warrant that is issued to and registered in the name of the Depository, or its nominee, pursuant to this Indenture for purposes of being held by or on behalf of the Depository as custodian for Depository Participants;

(w)	“Global Warrant Certificate” means a Warrant Certificate evidencing Global Warrants;

(x)	“Offered Shares” has the meaning given in section 5.2(2);

(y)
“Original Warrantholder” means a Warrantholder that was issued Warrants, as of the date hereof, by the Corporation pursuant to the terms of the subscription agreements between the Corporation and the purchasers of Units;

(z)	“person” means an individual, a corporation, a partnership, a trust or any unincorporated organization, and words importing persons have a similar meaning;

(aa)	“Principal Securities Exchange” means any U.S. or Canadian national securities exchange or automated inter-dealer quotation system upon which the Common Shares are listed or quoted;

(bb)	“Provinces” means all of the provinces of Canada;

(cc)	“Registrar” means a registrar, from time to time, of the Warrants appointed pursuant to subsection 3.4(1);

(dd)	“Regulation S” means Regulation S under the U.S. Securities Act;

(ee)	“Rights Offering” has the meaning given in section 5.2(2);

(ff)	“Rule 144” means Rule 144 under the U.S. Securities Act;

(gg)
“Securities Commissions” means, collectively, the United States Securities and Exchange Commission and the securities commission or other securities regulatory authority under each of the applicable Securities Laws of the Provinces and Territories;

(hh)
“Securities Laws” means, collectively, the applicable securities laws of each of Canada, the United States, the Provinces, the Territories and the respective regulations made and forms prescribed thereunder together with all applicable published rules, policy statements, notices, blanket orders and rulings of the Securities Commissions;

(ii)	“Share Legend” has the meaning given in section 4.8;

(jj)	“Share Reorganization” has the meaning given in section 5.2(1);

(kk)
“Shares” means fully paid and non-assessable common shares without par value in the capital of the Corporation, provided that if the exercise rights are subsequently adjusted or altered pursuant to subsection 5.2(4) or (5), “Shares” shall thereafter mean the shares or other securities or property that a Warrantholder is entitled to on an exchange after the adjustment;

(ll)	“shareholder” means an owner of record of one or more Shares or shares of any other class or series of the Corporation;

(mm)	“Special Distribution” has the meaning given in section 5.2(3);

(nn)
“subsidiary of the Corporation” means a corporation, more than 50% of the outstanding voting shares of which are owned, directly or indirectly, other than by way of security only, by the Corporation or by one or more subsidiaries of the Corporation; and, as used in this definition, “voting shares” means shares of a class or classes ordinarily entitled to vote for the election of a majority of the directors of a corporation irrespective of whether or not shares of any other class or classes shall have or might have the right to vote for directors by reason of the happening of any contingency;

(oo)	“Territories” means all of the territories of Canada;

(pp)
“this Warrant Indenture”, “this Indenture”, “herein”, “hereby” and similar expressions mean or refer to this Warrant Indenture and any indenture, deed or instrument supplemental or ancillary hereto; and the expressions “Article”, “section”, “subsection”, “paragraph” or “clause” followed by a number or letter mean and refer to the specified Article, section, subsection, paragraph or clause of this Indenture;

(qq)
“trading day” with respect to a stock exchange means a day on which Shares may be traded through the facilities of such stock exchange, and with respect to the over-the-counter market means a day on which Shares may be traded through facilities of such over-the-counter market;

(rr)	“Transfer Agent” means the transfer agent for the time being of the Shares;

(ss)	“Trustee” means Computershare Trust Company of Canada, or any lawful successor thereto in the trusts hereby created including through the operation of section 10.9;

(tt)	“United States” means the United States as that term is defined in Rule 902(l) of Regulation S;

(uu)
“Units” means the up to 5,000,000 units of the Corporation issued on the date hereof by way of private placement at a purchase price of $3.00 per Unit, each Unit being comprised of one Share and one-half of one Warrant;

(vv)	“U.S. Person” means a “U.S. person” as that term is defined in Rule 902(k) of Regulation S;

(ww)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(xx)
“Warrant Certificates” means certificates substantially in the form attached as Schedule “A” hereto or such other form as may be approved under subsection 2.4(1) evidencing Warrants but not Global Warrants;

(yy)	“Warrant Legend” has the meaning given in section 2.4(2);

(zz)	“Warrant Share Resale Registration Notice” has the meaning given in section 4.8(a);

(aaa)
“Warrant Share Resale Registration Statement” means a registration statement on proper form under the U.S. Securities Act covering the resale of Shares issued upon exercise of the Warrants by the Original Warrantholders of such Warrants;

(bbb)	“Warrantholders” or “holders” means the registered holders of Warrants;

(ccc)
“Warrantholders’ Request” means an instrument signed in one or more counterparts by a Warrantholder or Warrantholders entitled to purchase, in the aggregate, not less than 25% of the aggregate number of Shares that could be acquired pursuant to all the Warrants then unexercised and outstanding requesting the Trustee to take some action or proceeding specified therein;

(ddd)	“Warrants” means the warrants authorized to be created by the Corporation under section 2.1 and issued under this Indenture entitling the holders thereof to acquire Shares; and

(eee)
“written direction of the Corporation”, “written request of the Corporation” and “certificate of the Corporation” mean respectively a written order, request, consent and certificate signed in the name of the Corporation by any one director or officer and may consist of one or more instruments so executed.

1.2	Words Importing the Singular and Gender

Words importing the singular include the plural and vice versa and words importing a particular gender include all genders.

1.3	Interpretation Not Affected by Headings

The division of this Indenture into Articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4	Day Not a Business Day

If the Expiry Date or any day on or before which any action is required to be taken hereunder is not a business day, then the Expiry Date shall be on or the action shall be required to be taken on or before the next succeeding day that is a business day.

1.5	Time of the Essence

Time shall be of the essence in all respects in this Indenture, the Warrants and the Warrant Certificates.

1.6	Currency

Except as otherwise stated, all dollar amounts herein are expressed in lawful money of the United States.

1.7	Applicable Law

This Indenture, the Warrants and the Warrant Certificates shall be governed by, construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.

1.8	English Language

The parties hereto have declared that they have required that this Indenture and all other documents related hereto be in the English language.

Les parties aux présentes déclarent qu’elles ont exigé que la présente convention, de même que tous les documents s’y rapportant, soient rédigés en anglais.

1.9	Meaning of “outstanding” for Certain Purposes

Except as provided in section 4.7, every Warrant Certificate certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it has been surrendered to the Trustee pursuant to this Indenture, provided however that:

(a)
where the number of Warrants that has been exercised is less than the number represented by a Warrant Certificate surrendered in connection with the exercise, only the unexercised Warrants shall be deemed to be outstanding;

(b)
where a Warrant Certificate has been issued in substitution for a Warrant Certificate that has been lost, stolen or destroyed, only the latest Warrant Certificate issued shall be counted for the purpose of determining the Warrants outstanding; and

(c)
for the purpose of any provision of this Indenture entitling holders of outstanding Warrants to vote, sign consents, requests or other instruments or take any other action under this Indenture, Warrants owned legally or equitably by the Corporation or any subsidiary of the Corporation shall be disregarded, except that:

(i)
for the purpose of determining whether the Trustee shall be protected in relying on any vote, consent, request or other instrument or other action, only the Warrants of which the Trustee has notice that they are so owned shall be so disregarded; and

(ii)
Warrants so owned that have been pledged in good faith other than to the Corporation or any subsidiary of the Corporation shall not be so disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to vote the Warrants in the pledgee’s discretion free from the control of the Corporation or any subsidiary of the Corporation pursuant to the terms of the pledge.

ARTICLE TWO

ISSUE OF WARRANTS

2.1	Creation and Issue of Warrants

A total of up to 2,500,000 Warrants, each entitling the holder thereof to acquire from the Corporation on valid exercise thereof, subject to adjustment as provided for in section 2.2 and Article Five, one Share, are hereby authorized to be created and issued by the Corporation upon the terms and conditions herein set forth and the Warrant Certificates shall be executed by the Corporation and certified by or on behalf of the Trustee, or by such other person as the Corporation may from time to time appoint with the approval of the Trustee (hereinafter referred to as the “Co-transfer Agent”), upon the written direction of the Corporation and delivered by the Trustee in accordance with section 2.4.

2.2	Terms of Warrants

(1)   Subject to the provisions of Article Four and Article Five, each Warrant issued under section 2.1 shall entitle the holder thereof to acquire from the Corporation, the number of Shares equal to the Exercise Number at any time during the Exercise Period, at a purchase price of U.S. $3.60 (the “Exercise Price”).

(2)   Fractional Warrants shall not be issued or otherwise provided for.

(3)   All Warrants will, save as to denominations, be of like tenor and effect.

2.3	Global Warrants

(1)   At the Corporation’s Request, the Warrants may be issued as one or more Global Warrants and held by and registered in the name of the Depository (or any nominee of the Depository). It is expressly acknowledged that until the book-entry only registration system in respect of such Global Warrants is terminated (which the Corporation may do, in its sole discretion) any registrations of Beneficial Holders and transfers between Beneficial Holders of the Warrants will be made only through the record entry securities transfer and pledge system administered by the Depository in accordance with the Depository’s operating rules and procedures for security settlement in force from time to time. The rights of the holder of any interest in the Warrants represented by a Global Warrant (including the right to receive a certificate or other instrument evidencing an ownership interest in such Warrants) will be limited to those established by applicable Securities Laws and agreements between the Depository and its participants and between such participants and holders of such interest. A Global Warrant may only be transferred to and registered in the name of a person other than the Depository or a nominee thereof as provided in section 3.4 of this Indenture.

(2)   Each Global Warrant authenticated hereunder must be registered in the name of the Depository designated for such Global Warrant or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor. Neither the Corporation nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made by any Depository on account of the Beneficial Holders of any Global Warrant. No Beneficial Holder will receive definitive certificates representing its interest in the Warrants except as provided for in section 3.4 of this Indenture. Nothing herein prevents the owners of beneficial interests in Global Warrants from voting using duly executed proxies.

2.4	Warrant Certificates

(1)   The Warrants may be issued in both certificated and uncertificated form.  Warrant Certificates shall be substantially in the form attached as Schedule “A” hereto, with such additions, variations or omissions as may be permitted by the provisions of this Indenture or may from time to time be agreed upon between the Corporation and the Trustee, shall be dated as of the date of the receipt by the Trustee of the written direction referred to in section 2.1 above (regardless of their actual dates of issue), shall bear such legends and distinguishing letters and numbers as the Corporation shall, with the approval of the Trustee, prescribe, and shall be issuable in any denomination excluding fractions.  The Warrant Certificates may be engraved, printed, lithographed, photocopied or be partially in one form or another, as the Corporation may determine.  No change in the form of the Warrant Certificate will be required by reason of any adjustment made pursuant to this Article Two in the number and/or class of securities or type of securities which may be acquired pursuant to the Warrants.

(2)   Each Warrant Certificate as well as all certificates issued in exchange for or in substitution of the foregoing securities shall bear the following legend (the “Warrant Legend”), provided that Warrant Certificates issued after November 27, 2012 will not bear the first paragraph of the Warrant Legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE NOVEMBER 28, 2012.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITIES MAY NOT BE SOLD, DISTRIBUTED,

ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF, DIRECTLY OR INDIRECTLY EXCEPT (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, (C) PURSUANT TO RULE 904 OF REGULATION S OF THE 1933 ACT, IF AVAILABLE, AND PURSUANT TO LOCAL LAWS AND REGULATIONS, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND, IN THE CASE OF SUBPARAGRAPHS (D) OR (E), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT.

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.  “UNITED STATES” AND “U.S. PERSON” ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE 1933 ACT.”

(3)   In addition to the legend set forth in subsection 2.4(2), each Global Warrant Certificate will bear a legend in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITARY SERVICES INC. (“CDS”) TO VISTA GOLD CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS&CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS

MADE TO CDS&CO. OR TO SUCH OTHER ENTITY AS IS REQURESTED BY AN AUTHORIZED REPRESENTIATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS&CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

(4)   The Trustee shall maintain and make available to the Corporation lists of all persons who are entitled to Warrant Certificates, and the Trustee shall mail or deliver Warrant Certificates evidencing whole Warrants to those persons or as directed by the Corporation.

2.5	Issue in Substitution for Lost Warrant Certificates

(1)   If a Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law and to subsection 2.5(2), shall issue and thereupon the Trustee shall countersign or certify and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender of and in place of and upon cancellation of the mutilated Warrant Certificate or in lieu of and in substitution for the lost, destroyed or stolen Warrant Certificate and the substituted Warrant Certificate shall be in a form approved by the Trustee and shall be entitled to the benefit hereof, rank equally in accordance with its terms with all other Warrant Certificates issued or to be issued hereunder and will bear the same legends as the Warrant Certificate being replaced.

(2)   The applicant for the issue of a new Warrant Certificate pursuant to this section 2.5 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Trustee in their discretion, and if required, furnish an indemnity and surety bond in amount and form satisfactory to them in their discretion, and pay the reasonable charges of the Corporation and the Trustee in connection therewith.

2.6	Warrantholder not a Shareholder

Nothing in this Indenture or in the holding of a Warrant evidenced by a Warrant Certificate, or otherwise, shall be construed as conferring upon a Warrantholder any right or interest whatsoever as a shareholder of the Corporation, including but not limited to the right to vote at, to receive notice of, or to attend meetings of shareholders or any other proceedings of the Corporation or the right to receive any dividend and other distribution.

2.7	Warrants to Rank Pari Passu

Except as otherwise provided herein, a Warrant shall rank pari passu with all other Warrants issued under this Indenture, whatever may be the actual date of issue of any Warrant Certificates that evidence them.

2.8	Signing of Warrant Certificates

The Warrant Certificates shall be signed by any one director or officer of the Corporation.  The signatures of any of the director or officer may be mechanically reproduced in facsimile and Warrant

Certificates bearing those facsimile signatures shall be binding upon the Corporation as if they had been manually signed by the director or officer.  Notwithstanding that any of the persons whose manual or facsimile signature appears on any Warrant Certificate as an officer or director may no longer hold office at the date of the Warrant Certificate or at the date of certification or delivery thereof, any Warrant Certificate signed as aforesaid shall, subject to section 2.9, be valid and binding upon the Corporation.

2.9	Certification by the Trustee or Co-transfer Agent

(1)   The Trustee shall certify Warrant Certificates upon the written direction of the Corporation.  No Warrant Certificate shall be issued or, if issued, shall be valid or entitle the holder to the benefit hereof until it has been certified by manual signature by or on behalf of the Trustee, or by manual signature by the Co-transfer Agent, and the certification by the Trustee or by the Co-transfer Agent upon any Warrant Certificate shall be conclusive evidence as against the Corporation that the Warrant Certificate so certified has been duly issued hereunder and that the holder is entitled to the attributes and characteristics of the Warrants provided for in this Indenture.

(2)   The certification of the Trustee or of the Co-transfer Agent on Warrant Certificates issued hereunder shall not be construed as a representation or warranty by the Trustee or by the Co-transfer Agent as to the validity of this Indenture or of the Warrant Certificates (except the due certification thereof) and the Trustee or the Co-transfer Agent shall in no respect be liable or answerable for the use made of the Warrants or any of them or of the consideration therefor, except as otherwise specified herein.

ARTICLE THREE

EXCHANGE AND OWNERSHIP OF WARRANTS

3.1	Exchange of Warrant Certificates

(1)   Upon the request of a Warrantholder one or more Warrant Certificates, provided that they are not Global Warrant Certificates, may, upon compliance with the reasonable requirements of the Trustee, be exchanged for one or more Warrant Certificates of different denominations evidencing, in the aggregate, the same number of Warrants as the Warrant Certificate or Warrant Certificates being exchanged.

(2)   Warrant Certificates may be exchanged only at the principal transfer offices of the Trustee in the Cities of Vancouver or Toronto, or at the principal transfer office of the Co-transfer Agent designated by the Corporation or at any other place that is designated by the Corporation with the approval of the Trustee.  Any Warrant Certificates tendered for exchange shall be surrendered to the Trustee or to its agent or the Co-transfer Agent and, upon issuance of new Warrants in exchange therefor, cancelled. The Corporation shall sign all Warrant Certificates necessary to carry out exchanges as aforesaid and those Warrant Certificates shall be certified by or on behalf of the Trustee.

3.2	Charges for Exchange or Transfer

For each Warrant transferred or Warrant Certificate exchanged, the Trustee or the Co-transfer Agent except as otherwise herein provided, may charge a reasonable sum in respect of each Warrant transferred or Warrant Certificate exchanged.  The party requesting the transfer or exchange, as a condition precedent thereto, shall pay such charges and shall pay or reimburse the Trustee, the Co-transfer Agent or the Corporation for all exigible transfer taxes or governmental or other similar transfer charges required to be paid in connection therewith.

3.3	Ownership of Warrants

The Corporation and the Trustee and their respective agents may deem and treat the person whose name any Warrant is registered as the absolute owner of that Warrant for all purposes, and the Corporation and the Trustee and their respective agents shall not be affected by any notice or knowledge to the contrary except as required by statute or by order of a court of competent jurisdiction.  The registered holder of any Warrant shall be entitled to the rights evidenced by that Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt from any holder for the Shares, Warrants or monies obtainable pursuant thereto shall be a good discharge to the Corporation and the Trustee for the same and neither the Corporation nor the Trustee shall be bound to inquire into the title of any such registered holder.

3.4	Registration and Transfer of Warrants

(1)   The Corporation hereby appoints the Trustee as registrar of the Warrants.  The Corporation may hereafter, with the consent of the Trustee, appoint one or more other additional registrars of the Warrants, including any Co-transfer Agent.

(2)   The Corporation shall cause a register to be kept by the Trustee, and the Trustee agrees to maintain such a register, at its principal transfer office in the Cities of Vancouver and Toronto, in which shall be entered alphabetically the names and addresses of the holders of Warrants (which, in the case of Global Warrants, shall be the Depository, or its nominee) and other particulars of the Warrants held by them respectively and all transfers of Warrants and the date and other particulars of each transfer.  Such registration shall be noted on the Warrant Certificates by the Trustee or other Registrar.  The Corporation shall also cause a branch register containing the foregoing information to be maintained by the Trustee in such other place or places as the Corporation with the approval of the Trustee may designate.

(3)   No transfer of a Warrant shall be valid unless made on any one of the registers upon surrender of the Warrant Certificate, if any, to the Trustee or other Registrar accompanied by a written instrument of transfer in form satisfactory to the Trustee or other Registrar executed by the registered holder or his executors, administrator or other legal representatives or his attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other Registrar, with signatures guaranteed by a Schedule I chartered bank, a Canadian trust company, a member of the medallion guarantee program, a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), and upon compliance with such reasonable requirements as the Trustee or other Registrar may prescribe.

(4)   The registers referred to in this section 3.4 shall at all reasonable times be open for inspection by the Corporation, by the Trustee and by any Warrantholder.

(5)   The registered holder of a Warrant may at any time and from time to time have the registration of the Warrant transferred from the register in which the registration thereof appears to another authorized register upon compliance with such reasonable requirements as the Trustee or other Registrar may prescribe.

(6)   Subject to subsection 3.4(7), the holder of a Warrant may at any time and from time to time have the Warrant transferred at any of the places at which a register of transfers is kept pursuant to this section 3.4 in accordance with the conditions herein, such reasonable requirements as the Registrar may prescribe and all applicable securities legislation and requirements of regulatory authorities, provided however that the transfer of Warrants shall be accompanied by a transfer form.

(7)   Except as required by law, neither the Trustee nor any other Registrar nor the Corporation shall be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Warrant and may transfer any Warrant on the written direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

(8)   The register required to be kept in the Cities of Vancouver and Toronto shall not be closed at any time.  If an office of the Trustee or a Co-transfer Agent in any place is closed, notice of the closing shall be given, in the manner provided in section 11.2, to the Warrantholders.

(9)   The Trustee and every other Registrar shall from time to time, when requested by the Corporation, or by the Trustee furnish the Corporation, or the Trustee, as the case may be, with a list of names and addresses of the holders of Warrants entered on the register kept by such Trustee or other Registrar showing the number of Warrants held by each such holder.

(10)   U.S. Securities Law Matters

(a)
The Trustee understands and acknowledges that the Warrants and the Shares issuable upon the exercise of the Warrants have not been registered under the U.S. Securities Act or any securities laws of any state of the United States; provided, however, that such understanding and acknowledgement shall not detract from or in any way lessen or diminish the obligations of the Warrantholders, and the transferors and transferees of Warrants, to comply with all applicable laws including the U.S. Securities Act and applicable securities laws of any state of the United States with respect to the transfer, trade, disposition, sale or acquisition of the Warrants.

(b)	The Trustee shall not register the transfer of any Warrant unless the transfer is being made:

(A)	to the Corporation;

(B)
to, or for the account or benefit of, a person outside the United States who is a non-U.S. Person in accordance with Regulation S under the U.S. Securities Act and in compliance with local laws and regulations (provided  that the Corporation or Trustee may require an opinion of counsel of recognized standing or other written documentation in form and substance reasonably satisfactory to the Corporation and the Trustee prior to such offer, sale or transfer);

(C)	in compliance with Rule 144, if available, and, in each case, in accordance with applicable securities laws of any state of the United States; or

(D)	in a transaction that does not require registration under the U.S. Securities Act or applicable state securities laws of any state of the United States;

and in the case of (C) and (D) the seller has furnished to the Corporation and the Trustee an opinion to such effect from counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and Trustee prior to such offer, sale or transfer;

and in respect of any transfer, except a transfer to the Corporation under (A), the Corporation shall have authorized the Trustee in writing to proceed with such transfer.

(c)
The Warrant Certificate issued to the transferee shall continue to bear the second and third paragraphs of the Warrant Legend set forth in section 2.4(2) unless: the seller has furnished an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Trustee (or such other evidence reasonably satisfactory to both) that the second paragraph of the legend in section 2.4(2) is no longer required under the U.S. Securities Act or any applicable securities laws of any state of the United States, in which case the Warrant Certificate shall only bear the third paragraph of the Warrant Legend set forth in section 2.4(2).

(11)   Notwithstanding any other provision contained in this Article Three, a Global Warrant may not be transferred by the holder thereof except in the following circumstances:

(a)
a Global Warrant may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(b)
a Global Warrant may be transferred at any time after the Depository for such Global Warrant (a) has notified the Trustee that it is unwilling or unable to continue as Depository for such Global Warrant or (b) ceases to be eligible to be a Depository, provided that at the time of such transfer the Corporation has not appointed a successor Depository for such Global Warrant; and

(c)	a Global Warrant may be transferred at any time after the Corporation has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such Global Warrant.

3.5	Non-Certificated Inventory Process

(1)   Notwithstanding anything to the contrary set out herein, the Trustee may maintain Warrants registered in the name of the Depository (or any nominee of the Depository) by an electronic or book-entry registration position in accordance with the rules, policies and procedures of the Depository, whether by surrender to the Trustee of any physical Warrant Certificate, if a Warrant Certificate is issued to the Depository, in exchange for an electronic position on the register of Warrantholders to be maintained by the Trustee in accordance with section 3.4, or otherwise. All Warrants maintained in such electronic or book-entry registration position will be valid and binding obligations of the Corporation, entitling the holders thereof to the same benefits as those holders who hold Warrants in physical form. This Indenture and the provisions contained herein will apply, mutatis mutandis, to such Warrants held in such electronic or book-entry registration position.

(2)   Notwithstanding anything herein to the contrary, neither the Corporation nor the Trustee nor any agent thereof shall have any responsibility or liability for:

(a)
the electronic records maintained by the Depository relating to any ownership interests or any other interests in the Warrants or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any person in any Warrant represented by an electronic position in the book entry registration system (other than the Depository or its nominee);

(b)	maintaining, supervising or reviewing any records of the Depository or any Depository Participant relating to any such interest; or

(c)
any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Depository Participant.

ARTICLE FOUR

EXERCISE OF WARRANTS

4.1	Method of Exercise of Warrants

(1)   The holder of any Warrant Certificate may, during the Exercise Period, exercise the right thereby conferred to acquire Shares by surrendering to the Trustee at its principal transfer office in the Cities of Vancouver or Toronto, or at any other place or places that may be designated by the Corporation with the approval of the Trustee, or to the Co-transfer Agent at its principal transfer office designated by the Corporation, a Warrant Certificate or Warrant Certificates representing the Warrants held by such holder that are to be exercised, together with: (i) a duly completed and executed exercise form in the form set out in Appendix “A” to Schedule “A” hereto; and (ii) a certified cheque, bank draft, money order or wire transfer in lawful money of the United States payable to or to the order of the Corporation in an amount equal to the then current Exercise Price multiplied by the number of Warrants being exercised.  The Warrants shall only be deemed to have been surrendered upon personal delivery thereof to, or if sent by mail or other means of transmission upon actual receipt thereof by, the Trustee or the Co-transfer Agent at the office specified in this section.  Any such exercise shall be subject to the holder providing such assurances and executing such documents as may, in the reasonable opinion of the Corporation or the Trustee or the Co-transfer Agent, be required to ensure compliance with all applicable securities legislation.

(2)   Any exercise form delivered pursuant to subsection 4.1(1) shall be signed by the Warrantholder or the Warrantholder’s executors or administrators or other legal representatives or an attorney of the Warrantholder duly appointed by an instrument in writing satisfactory to the Trustee or the Co-transfer Agent, as the case may be.  The exercise form attached to the Warrant Certificate shall specify the number of Warrants being exercised, the person or persons in whose name or names the Shares to be issued upon exercise are to be issued, the person’s or persons’ address or addresses and the number of Shares to be issued to each person if more than one is so specified.  If any of the Shares to be acquired are to be issued to a person or persons other than the Warrantholder, the signatures set out in the exercise form referred to in subsection 4.1(1) shall be guaranteed by a Schedule I chartered bank, a major Canadian trust company, a member of the medallion guarantee program, a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP).  If any of the Shares to be acquired are to be issued to a person or persons other than the Warrantholder, the Warrantholder shall pay to the Trustee or to its agent all exigible transfer taxes or governmental or other charges required to be paid in respect of the transfer of the Shares and the Corporation will not be required to issue or deliver any certificate evidencing any Shares unless or until that amount has been so paid or the Warrantholder has established to the satisfaction of the Corporation that the taxes and charges have been paid or that no taxes or charges are owing.

(3)   If at the time of exercise of the Warrants there remain restrictions on resale under applicable Securities Laws on the Shares acquired, the Corporation may, on the advice of counsel, endorse the certificates representing the Shares and Warrants with respect to those restrictions.

(4)   The Trustee shall record the particulars of the Warrants exercised which particulars shall include the names and addresses of the persons who become holders of Shares, if any, on exercise, the Exercise Date and the Exercise Price.  Within five business days of each Exercise Date, the Trustee shall provide such particulars in writing to the Corporation and the Transfer Agent.

(5)   U.S. Securities Law Matters

(a)	The Warrants may not be exercised except:

(A)
by a Warrantholder that represents that it (i) is not resident in the United States, (ii) is not a U.S. Person, (iii) is not exercising for the account or benefit of a U.S. Person or person in the United States, (iv) was not in the United States at the time the exercise form in the form set out in Appendix “A” to Schedule “A” hereto was completed and delivered, and (v) is not requesting delivery of the Shares issuable upon exercise of the Warrants to an address in the United States;

(B)
by a Warrantholder that (i) is the Original Warrantholder of the Warrants, (ii) completed the Confirmation of Status of US “Accredited Investor” attached as Schedule “A” to the subscription agreement pursuant to which the Original Warrantholder purchased Units, (iii) is exercising for its own account or for the account of a disclosed principal that was named in the subscription agreement pursuant to which it purchased Units, (iv) is, and such disclosed principal, if any, is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the U.S. Securities Act) at the time of exercise of the Warrants and the representations and warranties of the holder made in the original subscription agreement for Units remain true and correct as of the date of exercise of the Warrants; or

(C)
the Warrantholder has submitted to the Corporation and the Trustee at the time of exercise a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and Trustee (or such other written documentation reasonably satisfactory to both) to the effect that exercise of the Warrants and delivery of the Shares to be delivered upon exercise of the Warrants are exempt from the registration requirements of the U.S. Securities Act and any applicable securities laws of any state of the United States.

(6)   Exercise by Beneficial Holder of uncertificated Warrants

(a)
A Beneficial Holder of uncertificated Warrants evidenced by a security entitlement in respect of Warrants in the book entry registration system who desires to exercise his or her Warrants must do so by causing a Depository Participant to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to exercise Warrants in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, as well as payment for the Exercise Price, the Depository shall deliver to the Trustee confirmation of its intention to exercise Warrants (a “Confirmation”) in a manner acceptable to the Trustee, including by electronic means through the book entry registration system.  The Trustee shall ensure that upon such exercise, the Depository Participant represents, in a manner acceptable to it and the Company, that the Beneficial Owner at the time of exercise of such Warrants (a) is not in the United States; (b) is not a U.S. Person and  is not exercising such Warrants on behalf of a U.S. Person or a Person in the United States; and (c) did not execute or deliver the notice of the owner’s intention to exercise such Warrants in the United States. If the Depository is not able to make or deliver the foregoing representation to the Trustee, such Warrants shall be removed from the book entry registration system, and an individually registered Warrant Certificate shall be issued to such Beneficial Owner and the exercise procedures set forth in Section 4.1 shall be followed.

(b)
Payment representing the Exercise Price must be provided to the appropriate office of the Depository Participant in a manner acceptable to it. A notice in form acceptable to the Depository Participant and payment from such Beneficial Holder should be provided to the Depository Participant sufficiently in advance so as to permit the Depository Participant to deliver notice and payment to the Depository and for the Depository in turn to deliver notice and payment to the Trustee prior to the Expiry Time. The Depository will initiate the exercise by way of the Confirmation and forward the Exercise Price electronically to the Trustee and the Trustee will execute the exercise by issuing to the Depository through the book entry registration system the Shares to which the exercising Warrantholder is entitled pursuant to the exercise. Any expense associated with the exercise process will be for the account of the entitlement holder exercising the Warrants and/or the Depository Participant exercising the Warrants on its behalf.

(c)
By causing a Depository Participant to deliver notice to the Depository, a Warrantholder shall be deemed to have irrevocably surrendered his or her Warrants so exercised and appointed such Depository Participant to act as his or her exclusive settlement agent with respect to the exercise and the receipt of Common Shares in connection with the obligations arising from such exercise.

(d)
Any notice which the Depository determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby. A failure by a Depository Participant to exercise or to give effect to the settlement thereof in accordance with the Warrantholder’s instructions will not give rise to any obligations or liability on the part of the Corporation or Trustee to the Depository Participant or the Warrantholder.

4.2	Effect of Exercise of Warrants

(1)   Upon exercise of the Warrants in accordance with section 4.1, and subject to sections 2.2, 4.3, 4.4, and 5.4, the Corporation shall cause the holder thereof to be entered forthwith on its register of shareholders as the holder of the Shares and the Shares so acquired shall be deemed to have been issued, and the person or persons to whom those Shares are to be issued shall be deemed to have become the shareholder or shareholders of record of the Shares on the Exercise Date unless the register of the Corporation shall be closed on that date, in which case the Shares so acquired shall be deemed to be issued and the person or persons shall be deemed to become the shareholder or shareholders of record of the Shares on the date on which the register is reopened and the Shares shall be issued on the later date.

(2)   Upon the due exercise of the Warrants as aforesaid, the Corporation shall, forthwith cause to be delivered to the Trustee as agent for the person or persons in whose name or names the Shares so acquired are to be issued as specified in the exercise forms in the form set out in Appendix “A” to Schedule “A” hereto, certificates for the appropriate number of Shares that the Warrantholders are entitled to pursuant to the Warrants surrendered.  Upon receipt by the Trustee of such certificates the Trustee shall cause such certificates to be delivered forthwith in accordance with the written delivery instructions of the holder, or in the absence of such instructions, by registered mail without charge therefor, to the person or persons in whose name or names the Shares have been issued at the addresses specified in the exercise forms.

4.3	Partial Exercise of Warrants

A Warrantholder may exercise any number of Warrants up to the aggregate number of Warrants represented by the Warrant Certificates surrendered.  In the event of any exercise of a number of Warrants less than the number which the holder is entitled to exercise:

(a)
if the Warrants are evidenced by a Warrant Certificate (other than a Global Warrant Certificate), the holder of the Warrants upon such exercise shall be entitled to receive, without charge therefor, a new Warrant Certificate in respect of the balance of the Warrants represented by the surrendered Warrant Certificate and which were not then exercised and the Trustee shall issue a new Warrant Certificate upon surrender of such Warrant Certificate, if satisfied that the new Warrant Certificate is properly issuable; or

(b)	if the Warrants are evidenced by a Global Warrant Certificate, the Trustee shall, without charge, make an appropriate notation on the Global Warrant Certificate.

4.4	No Fractional Shares or Warrants

Notwithstanding anything herein contained including any adjustment provided for in section 2.2 or Article Five the Corporation shall not be obliged to issue any fractional Shares or to distribute certificates which evidence fractional Shares upon the exercise of one or more Warrants. To the extent that the holder of one or more Warrants would otherwise have been entitled to receive on the exercise or partial exercise thereof a fraction of a Share that holder may exercise that right in respect of the fraction only in combination with other Warrants that in the aggregate entitle the holder to acquire a whole number of Shares.  If not so exercised, the Corporation shall not pay any amounts to the holder in satisfaction of the right to otherwise have received a fraction of a Share.

4.5	Accounting and Recording

The Trustee shall record the particulars of the Warrants exercised, including the name and address or names and addresses of the persons who become holders of Shares and Warrants on exercise and the Exercise Date.  Within three business days of each Exercise Date, the Trustee shall provide those particulars in writing to the Corporation.

4.6	Cancellation of Surrendered Warrants

All Warrant Certificates surrendered to the Trustee shall be cancelled by the Trustee and, upon request therefor of the Corporation, the Trustee shall furnish the Corporation with a certificate identifying the Warrant Certificates so cancelled and the number of Shares and Warrants which have been issued pursuant to each.

4.7	Expiration of Warrants

After the expiry of the Exercise Period, all rights under any Warrant in respect of which the right of subscription and payment herein and therein provided for shall not theretofore have been exercised shall wholly cease and terminate and the Warrant shall be void and of no effect.

4.8	Share Certificates

Certificates representing Shares issued upon the exercise of Warrants pursuant to section 4.1 shall bear the following legend (the “Share Legend”), provided that all certificates representing Shares issued after November 27, 2012 will not bear the first and second paragraphs of the Share Legend.

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE NOVEMBER 28, 2012.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, (C) PURSUANT TO RULE 904 OF REGULATION S OF THE 1933 ACT, IF AVAILABLE, AND PURSUANT TO LOCAL LAWS AND REGULATIONS, (D) IN COMPLIANCE WITH THE

EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND, IN THE CASE OF SUBPARAGRAPHS (D) OR (E), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT.”

The Corporation and the Transfer Agent may remove the third paragraph of the Share Legend (or any portion thereof) on any particular certificate if:

(a)
if the Shares represented by the certificate are being sold (A) in accordance with Rule 144 under the U.S. Securities Act, if available, and in compliance with any applicable securities laws of any state of the United States or (B) by an Original Warrantholder that exercised the Warrants pursuant to section 4.1(5)(a)(B) and a Warrant Share Resale Registration Statement is filed with and declared effective by the United States Securities and Exchange Commission, if the Corporation has provided the Transfer Agent with a written notice advising the Transfer Agent that such Warrant Share Resale Registration Statement has been filed with and declared effective by the United States Securities and Exchange Commission (such notice, the “Warrant Share Resale Registration Notice”) and the Original Warrantholder provides such representations and warranties regarding such transfer as may be reasonably required by the Transfer Agent or the Corporation, including representations regarding any prospectus delivery requirements under the U.S. Securities Act, and in each case of both (A) and (B) the Corporation and the Transfer Agent receives an opinion of counsel of recognized standing (for (A), if an Original Warrantholder, and (B), for all Warrantholders, at the Corporation’s expense) in form and substance reasonably satisfactory to the Corporation and the Transfer Agent to the effect that such legend (or portion thereof) is no longer required under applicable requirements of the U.S. Securities Act or any applicable securities laws of any state of the United States; and

(b)
otherwise, the Corporation and the Transfer Agent receive an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Transfer Agent to the effect that such legend (or portion thereof) is no longer required under the U.S. Securities Act or any applicable securities laws of any state of the United States.

ARTICLE FIVE

ADJUSTMENT OF EXERCISE NUMBER

5.1	Definitions

In this Article the terms “record date” and “effective date” where used herein shall mean 4:30 p.m. (Vancouver time) on the relevant date.

5.2	Adjustment of Exercise Number

The Exercise Number (or the number and kind of Shares or securities to be received upon exercise in the case of subsections 5.2(4) and 5.2(5) below) shall be subject to adjustment from time to time in the events and in the manner provided in section 5.3 and as follows:

(1)   If during the Exercise Period the Corporation:

(a)
fixes the record date for the issue, or issues to, all or substantially all of the holders of the Shares by way of a stock dividend or otherwise Shares or Convertible Securities, other than (i) the issue from time to time of Shares or Convertible Securities by way of stock dividend to shareholders who elect to receive Shares or Convertible Securities in lieu of cash dividends in the ordinary course or pursuant to a dividend reinvestment plan or (ii) as dividends paid in the ordinary course; or

(b)	subdivides or redivides its outstanding Shares into a greater number of Shares; or

(c)	combines, consolidates or reduces its outstanding Shares into a smaller number of Shares

(any of those events being herein called a “Share Reorganization”),

the Exercise Number shall be adjusted effective immediately after the record date at which the holders of Shares are determined for the purposes of the Share Reorganization or the effective date of the Share Reorganization if no record date is fixed to a number that is the product of (1) the Exercise Number in effect on the record date and (2) a fraction:

(i)
the numerator of which shall be the number of Shares (and, in the case of where Convertible Securities are issued, the number of Shares that would have been outstanding had such securities been exchanged for or converted into Shares on such date) outstanding after giving effect to the Share Reorganization; and

(ii)	the denominator of which shall be the number of Shares outstanding on the record date, or effective date if no record date is fixed, before giving effect to the Share Reorganization.

For the purposes of determining the number of Shares outstanding at any particular time for the purpose of this subsection 5.2(1) there shall be included that number of Shares which would have resulted from the conversion at that time of all outstanding Convertible Securities.

(2)   If during the Exercise Period the Corporation fixes a record date for the issuance of rights, options or warrants to all or substantially all the holders of the Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Shares or Convertible Securities within a period of not more than 45 days from such record date at a price per share, or at a conversion price per share, of less than 95% of the Current Market Price on such record date (any such issuance being herein called a “Rights Offering” and Shares that may be acquired in exercise of the Rights Offering, or upon conversion of the Convertible Securities offered by the Rights Offering, being herein called the “Offered Shares”), the Exercise Number shall be adjusted effective immediately after the applicable record date to an Exercise Number that is the product of (1) the Exercise Number in effect on the record date and (2) a fraction:

(i)
the numerator of which shall be the sum of (a) the number of Shares outstanding on the record date plus (b) the number of Offered Shares offered pursuant to the Rights Offering and/or the maximum number of Offered Shares into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be; and

(ii)	the denominator of which shall be the sum of:

(A)	the number of Shares outstanding on the record date; and

(B)
the number arrived at when (I) either the product of (a) the number of Offered Shares so offered and (b) the price at which such Offered Shares are offered, and/or the product of (c) the conversion price of the Offered Shares so offered plus the purchase price of the Convertible Securities, if any and (d) the maximum number of Offered Shares for or into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be, is divided by (II) the Current Market Price of the Shares on the record date for the Rights Offering.

If by the terms of the rights, options, or warrants referred to in this subsection 5.2(2), there is more than one purchase, conversion or exchange price per Offered Share, the aggregate price of the total number of additional Offered Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the Convertible Securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Offered Share, as the case may be.  Any Offered Shares owned by or held for the account of the Corporation or a subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation.  If all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Number shall be readjusted to the Exercise Number in effect immediately prior to the record date, and the Exercise Number shall be further adjusted based upon the number of Offered Shares (or Convertible Securities that are convertible into Offered Shares) actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date.

(3)   If during the Exercise Period the Corporation issues or distributes to all or substantially all the holders of Shares, (i) shares of any class other than Shares, or (ii) rights, options or warrants to acquire Shares or Convertible Securities other than rights, options or warrants exercisable within 45 days from the date of issue thereof at a price, or at a conversion price, of at least 95% of the Current Market Price at the record date for such distribution, or (iii) evidences of indebtedness, or (iv) any other cash, securities or other property or assets and that issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any of those events being herein called a “Special Distribution”), the Exercise Number shall be adjusted effective immediately after the record date at which the holders of Shares are determined for purposes of the Special Distribution to an Exercise Number that is the product of (1) the Exercise Number in effect on the record date and (2) a fraction:

(i)	the numerator of which shall be the product of (I) the sum of the number of Shares outstanding on the record date and (II) the Current Market Price thereof on that date; and

(ii)	the denominator of which shall be:

(A)
the product of (I) the sum of the number of Shares outstanding on the record date and (II) the Current Market Price thereof on the earlier of such record date and the date on which the Corporation announces its intention to make such distribution;

less

(B)
the aggregate fair market value, as determined by the board, acting reasonably and in good faith, whose determination shall be conclusive, subject to the prior written consent of each Principal Securities Exchange (to the extent required by the rules and regulations thereof), of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution.

Any Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; to the extent that the distribution of shares, rights, options, warrants, evidences of indebtedness or assets is not so made or to the extent that any rights, options or warrants so distributed are not exercised, the Exercise Number shall be readjusted to the Exercise Number that would then be in effect based upon shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of Shares or Convertible Securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.

(4)   If during the Exercise Period there is a reorganization of the Corporation not otherwise provided for in subsection 5.2(1) or a consolidation or merger or amalgamation of the Corporation with or into another body corporate including a transaction whereby all or substantially all of the Corporation’s undertaking and assets become the property of any other corporation through sale, lease, exchange or otherwise (any such event being herein called a “Capital Reorganization”) any holder of a Warrant who has not exercised his right to exchange his Warrant for Shares prior to the effective date of the Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of his right at any time after the effective date of the Capital Reorganization, in lieu of the number of Shares (and any other securities or properties to which holders are entitled upon exercise of the Warrants) to which he or she was theretofore entitled upon exercise of the Warrant, the aggregate number of shares or other securities or property of the Corporation, or the continuing, successor or purchasing corporation, as the case may be, under the Capital Reorganization that the holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, he or she had been the holder of the number of Shares (and any other securities to which holders are entitled upon exercise of the Warrants) to which immediately before the transaction he or she was entitled upon exercise of the Warrants; no Capital Reorganization shall be carried into effect unless all necessary steps have been taken so that the holders of Warrants shall thereafter be entitled to receive the number of shares or other securities or property of the Corporation, or of the continuing, successor or purchasing corporation, as the case may be, under the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this section 5.2 and in section 5.3.  In addition, if necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Indenture with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants.  Any such adjustments shall be made by and set forth in an indenture supplemental hereto approved by action by the directors and shall for all purposes be conclusively deemed to be an appropriate adjustment.

(5)   If the Corporation reclassifies or otherwise changes the outstanding Shares, the exercise right shall be adjusted effective immediately upon the reclassification becoming effective so that holders of Warrants who exercise their rights thereafter shall be entitled to receive such shares as they would have received had the Warrants been exercised immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may reasonably be possible, as those contained in this section 5.2 and in section 5.3.

5.3	Adjustment Rules

The following rules and procedures are applicable to adjustments made pursuant to section 5.2:

(1)   The adjustments and readjustments provided for in this Article Five are cumulative and, subject to subsection 5.3(2), apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Exercise Number or the number or kind of shares or securities purchasable hereunder.

(2)   No adjustment in the Exercise Number is required unless the adjustment will result in a change of at least 2% in the Exercise Number then in effect provided, however, that any adjustments that, except for the provisions of this subsection 5.3(2) would otherwise have been required to be made, are carried forward and taken into account in any subsequent adjustment.

(3)   If at any time after the Exercise Period the Corporation shall take any action affecting the Shares, other than an action described in section 5.2, which in the opinion of the directors would have a material adverse effect upon the rights of Warrantholders, the Exercise Number shall be adjusted in such manner and at such time by action by the directors, acting reasonably and in good faith, in their sole discretion, but subject to the prior written consent of the Toronto Stock Exchange and the NYSE MKT Exchange, as may be equitable in the circumstances.  Failure of the taking of action by the directors so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Shares shall be deemed to be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances, provided the directors acted reasonably and in good faith.

(4)   No adjustment in the Exercise Number shall be made in respect of any event described in paragraph 5.2(1)(a) or subsections 5.2(2) or 5.2(3) if the holders of the Warrants are entitled to participate in the event on the same terms, mutatis mutandis, as if they had exercised their Warrants immediately prior to the effective date or record date of the event, such participation is subject to the prior written consent of each Principal Securities Exchange (to the extent required by the rules and regulations thereof).

(5)   No adjustment in the Exercise Number shall be made pursuant to section 5.2 in respect of the issue of Shares, rights, options or warrants pursuant to:

(a)	this Indenture;

(b)	the exercise of director, officer and employee options or options granted for services in accordance with the rules of the Toronto Stock Exchange or the NYSE MKT Exchange;

(c)
the exercise of special rights to acquire Shares of the Corporation issued to employees of a subsidiary of the Corporation as part of the acquisition by the Corporation of options to acquire securities of such subsidiary held by such employees;

(d)	the exercise of Warrants; or

(e)	the issuance of Shares by the Corporation pursuant to any agreements in effect as at the date of this Indenture,

and any such issue shall be deemed not to be a Share Reorganization, a Rights Offering or a Special Distribution.

(6)   If a dispute at any time arises with respect to adjustments of the Exercise Number, the dispute shall be conclusively determined (as between the Corporation, the Warrantholders, the Trustee and all transfer agents and shareholders of the Corporation) by the auditors of the Corporation or if they are unable or unwilling to act, by such firm of independent chartered accountants as may be selected by the directors and any such determination shall be binding upon the Corporation, the Warrantholders, the Trustee and all transfer agents and shareholders of the Corporation, subject to the prior written consent of each Principal Securities Exchange (to the extent required by the rules and regulations thereof).

(7)   If the Corporation sets a record date to determine the holders of Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and thereafter legally abandons its plans to pay or deliver the dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Number shall be required by reason of the setting of the record date.

5.4	Postponement of Subscription

In any case where the application of section 5.2 results in an increase of the Exercise Number taking effect immediately after the record date for or occurrence of a specific event, if any Warrants are exercised after that record date or occurrence and prior to completion of the event or of the period for which a calculation is required to be made, the Corporation may postpone the issuance to the holder of the Warrants of the Shares to which the holder is entitled by reason of the increase of the Exercise Number but the Shares shall be so issued and delivered to that holder upon completion of that event or period, with the number of those Shares calculated on the basis of the Exercise Number on the Exercise Date adjusted for completion of that event or period, and the Corporation shall forthwith after the Exercise Date deliver to the person or persons in whose name or names the Shares are to be issued an appropriate instrument evidencing the person’s or persons’ right to receive the Shares.

5.5	Notice of Certain Events

(1)   Upon the occurrence of any event referred to in sections 5.2 or 5.3 that requires an adjustment in the Exercise Number, the Corporation shall promptly thereafter:

(a)	file with the Trustee a certificate of the Corporation specifying the particulars of the event and, if determinable, the adjustment and a computation of the adjustment; and

(b)	give notice to the Warrantholders of the particulars of the event and, if determinable, the adjustment.

(2)   If notice has been given under subsection 5.5(1) and the adjustment is not then determinable, the Corporation shall promptly after the adjustment is determinable:

(a)	file with the Trustee a certificate of the Corporation evidencing the computation of the adjustment; and

(b)	give notice to the Warrantholders of the adjustment.

5.6	Protection of Trustee

The Trustee shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment contemplated by section 5.2, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same.

5.7	Proceedings Prior to Any Action Requiring Adjustment

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Shares which are to be received upon the exercise of the Warrants, the Corporation shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Shares which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

ARTICLE SIX

RIGHTS AND COVENANTS

6.1	Purchase of Warrants

(1)   The Corporation, when not in default under this Indenture, may purchase in the market, by a private contract, by tender or otherwise, all or any portion of the Warrants in such manner, from such persons and on such terms as the Corporation and such persons may determine.  All Warrants so purchased shall forthwith be delivered to the Trustee and cancelled by it and no Warrants shall be issued in substitution therefor.

(2)   If, upon an invitation for tenders, the number of Warrants tendered at the lowest price exceeds the number of Warrants that the Corporation is prepared to accept at that price, the Warrants to be purchased by the Corporation shall be selected by the Trustee by lot, or in any other manner as the Trustee may deem equitable, from the Warrants tendered by each tendering Warrantholder who tendered at such lowest price.  For this purpose, the Trustee may make, and from time to time amend, regulations with respect to the manner in which Warrants may be so selected and regulations so made shall be valid and binding upon all Warrantholders notwithstanding the fact that, as a result thereof, the Warrants held by a holder or represented by a Warrant Certificate become subject to purchase in part only.

6.2	General Covenants of the Corporation

The Corporation covenants with the Trustee, for the benefit of the Trustee and the Warrantholders that so long as any Warrants remain outstanding and may be exercised for Shares:

(1)   The Corporation will at all times maintain its existence, carry on and conduct its business in a prudent manner in accordance with industry standards and good business practice, keep or cause to be kept proper books of account in accordance with applicable law, and if and whenever required in writing by the Trustee, file with the Trustee copies of all annual financial statements of the Corporation furnished to its shareholders during the term of this Indenture.

(2)   The Corporation is duly authorized to create and issue the Warrants to be issued hereunder and the Warrant Certificates when issued and certified as herein provided will be legal, valid and binding obligations of the Corporation.

(3)   The Corporation will cause the Shares from time to time subscribed for pursuant to the exercise of the Warrants issued by the Corporation hereunder, in the manner herein provided, to be duly issued in accordance with the Warrants and the terms hereof.

(4)   The Corporation will reserve and keep available a sufficient number of Shares for issuance upon the exercise of Warrants issued by the Corporation hereunder.

(5)   Upon the exercise by the holder of any Warrant of the right to purchase provided for therein and herein and, upon payment of the Exercise Price applicable thereto for each Share in respect of which the right of purchase is so exercised, all Shares issuable upon the exercise of Warrants shall be issued as fully paid and non-assessable.

(6)   The Corporation will cause the certificates representing the Shares from time to time to be acquired pursuant to the exercise of the Warrants in the manner herein provided, to be duly issued and delivered in accordance with the Warrants and the terms hereof.

(7)   The Corporation will use commercially reasonable efforts to maintain the listing of the Shares on the Toronto Stock Exchange and the NYSE MKT Exchange, and will take all steps necessary to ensure that the Shares issuable upon exercise of the Warrants will be listed and posted for trading on the Toronto Stock Exchange and NYSE MKT Exchange upon their issue.

(8)   The Corporation will use commercially reasonable efforts to maintain its status as a “reporting issuer” under applicable Securities Laws in the Provinces and Territories and as a “reporting company” with the United States Securities and Exchange Commission until the Expiry Date and for a period of 12 months thereafter and shall in a timely fashion file or deposit all documents and reports and pay all requisite fees with the relevant securities commissions and similar securities authorities required to be filed or deposited or paid pursuant to the Securities Laws or required by the Toronto Stock Exchange and the NYSE MKT Exchange.

(9)   The Corporation confirms that it has a class of securities registered pursuant to Section 12(b) of the US Securities Exchange Act and has provided the Trustee with an Officers’ Certificate (in a form reasonably requested by the Trustee) certifying such registration and other information as requested by the Trustee. The Corporation covenants that if any such registration or reporting obligation shall be terminated by the Corporation in accordance with the US Securities Exchange Act, the Corporation shall promptly notify the Trustee of such termination and such other information as the Trustee may require at the time.  The Corporation acknowledges that the Trustee is relying upon the foregoing representation and covenants in order to meet certain U.S. Securities and Exchange Commission obligations with respect to those clients who are filing with the U.S. Securities and Exchange Commission.

(10)   The Corporation shall prepare and file under the Securities Laws any documents required to be filed therewith relating to the proposed distribution of Shares to holders of Warrants upon the exercise thereof.

(11)   Generally, the Corporation will well and truly perform and carry out all the acts or things to be done by it as provided in this Indenture.

(12)   If the Corporation is a party to any transaction in which the Corporation is not the continuing corporation, the Corporation shall use commercially reasonable efforts to obtain all consents which may be necessary or appropriate under Canadian and United States law to enable the continuing corporation to give effect to the Warrants.

6.3	Trustee’s Remuneration and Expenses

The Corporation covenants that it will pay to the Trustee from time to time such reasonable remuneration for its services hereunder as may be agreed upon between the Corporation and the Trustee and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under the trusts hereof have been finally and fully performed, except any expense, disbursement or advance as may arise from the gross negligence, wilful misconduct or bad faith of the Trustee or of persons for whom the Trustee is responsible.

6.4	No Dividends or Distributions

During the Exercise Period, the Corporation shall not pay any dividend or make any distribution to all or substantially all of the holders of Shares or declare any such dividend, or provide for any such distribution, payable to all or substantially all the holders of Shares of record during that period.  Such restrictions shall not apply to stock dividends or distributions in respect of which an adjustment can be made in the Exercise Number pursuant to paragraph 5.2(1)(a) or subsections 5.2(2) or 5.2(3).

6.5	Performance of Covenants by Trustee

If the Corporation fails to perform any of its covenants and obligations contained in this Indenture, the Trustee may notify the Warrantholders of the failure on the part of the Corporation or may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Warrantholders.  All sums expended or advanced by the Trustee in so doing shall be repayable as provided in section 6.3.  No performance, expenditure or advance by the Trustee shall be deemed to relieve the Corporation of any default or of its continuing obligations hereunder.

ARTICLE SEVEN

ENFORCEMENT

7.1	Suits by Warrantholders

All or any of the rights conferred upon any Warrantholder by any of the terms of the Warrants, the Warrant Certificates or of this Indenture, or both of them, may be enforced by the Warrantholder by appropriate legal proceedings, but without prejudice to the right which is hereby conferred upon the Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of all Warrantholders, subject, in each case, to the provisions of section 8.11.

7.2	Immunity of Shareholders, Directors and Officers

The Trustee, and by their acceptance of the Warrant Certificates and as part of the consideration for the issue of the Warrants, the Warrantholders, hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future shareholder, director or officer of the Corporation or of any of the subsidiaries of the Corporation, or any subsidiary of the Corporation, in their capacity as such, for the issue of Shares pursuant to any Warrants or on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Warrant Certificates.

7.3	Limitation of Liability

The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors, shareholders, officers, employees or agents of the Corporation or any of the subsidiaries of the Corporation, or any subsidiary of the Corporation, but only the property of the Corporation (or any successor corporation) shall be bound in respect hereof.

ARTICLE EIGHT

MEETINGS OF WARRANTHOLDERS

8.1	Right to Convene Meetings

The Trustee may at any time and from time to time and shall on receipt of a written request of the Corporation or of a Warrantholders’ Request, and upon being indemnified and funded to its reasonable satisfaction by the Corporation or by one or more of the Warrantholders signing the Warrantholders’ Request against the costs that may be incurred in connection with the calling and holding of the meeting, convene a meeting of the Warrantholders. In the event of the Trustee failing, within 15 days after receipt of the written request of the Corporation or Warrantholders’ Request and indemnity and funding given as aforesaid, to give notice convening a meeting, the Corporation or the Warrantholders, as the case may be, may convene the meeting. Every meeting shall be held in the City of Vancouver or at such other place as may be approved or determined by the Trustee.

8.2	Notice

At least 21 days prior notice of any meeting of Warrantholders shall be given to the Warrantholders in the manner provided in section 11.1(2) and a copy of the notice shall be sent by mail to the Trustee unless the meeting has been called by it, and to the Corporation unless the meeting has been called by it. Each notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for the notice to set out the terms of any resolution to be proposed or any of the provisions of this Article Eight.  Any accidental omission in the notice of a meeting shall not invalidate any resolution passed at the meeting.

8.3	Chairman

An individual (who need not be a Warrantholder) designated in writing by the Trustee shall be chairman of the meeting, and if no individual is so designated, or if the individual so designated is not present within 15 minutes from the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy shall choose a person present to be chairman.

8.4	Quorum

Subject to the provisions of section 8.12, at any meeting of the Warrantholders a quorum shall consist of one or more Warrantholders present in person or by proxy and holding in aggregate at least 10% of the then outstanding Warrants. If a quorum of the Warrantholders is not present within half an hour from the time fixed for holding a meeting, the meeting, if summoned by the Warrantholders pursuant to a Warrantholders’ Request, shall be dissolved; but, subject to section 8.12, in any other case the meeting shall be adjourned to the same day in the next week (unless that day is not a business day, in which event the meeting shall be reconvened on the next day that is a business day) at the same time and place and no notice of the adjournment need be given. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding the number of outstanding Warrants that such Warrantholders hold.

8.5	Power to Adjourn

The chairman of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn the meeting and no notice of the adjournment need be given except such notice, if any, as the meeting may prescribe.

8.6	Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an Extraordinary Resolution shall be given in the manner hereinafter provided.  At any meeting, unless a poll is duly demanded or required as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.  Any Warrantholder present in person or by proxy can demand a poll at any meeting in accordance with the provisions of section 8.7.

8.7	Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting upon which a poll is directed by the chairman or requested by one or more of the Warrantholders acting in person or by proxy and holding in the aggregate not less than 5% of the total number of the Warrants then outstanding, a poll shall be taken in such manner as the chairman shall direct.  Questions other than an Extraordinary Resolution shall be decided by a majority of the votes cast on a poll.  The results of a poll shall be deemed to be the decision of the meeting at which the poll was demanded and shall be binding on all Warrantholders.

8.8	Voting

On a show of hands, every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders or both, shall have one vote.  On a poll each Warrantholder present in person or represented by proxy, duly appointed by instrument in writing, shall be entitled to one vote in respect of each Warrant then held by him.  A proxyholder need not be a Warrantholder.

8.9	Regulations

The Trustee, or the Corporation with the approval of the Trustee, may from time to time make or vary such regulations as they think fit:

(a)
for the deposit of instruments appointing proxies at such place and time as the Trustee, the Corporation or the Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(b)
for the deposit of instruments appointing proxies at some approved place other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or telecopied before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(c)	for the form of the instrument of proxy; and

(d)	generally for the calling of meetings of Warrantholders and the conduct of business thereat including setting a record date for Warrantholders entitled to receive notice of or to vote at such meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted.  Save as the regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Warrants, or as entitled to vote or, subject to section 8.10, be present at the meeting in respect thereof, shall be persons who are the registered holders of Warrants or their duly appointed proxyholders.

8.10	Corporation and Trustee may be Represented

The Corporation and the Trustee, by their respective officers or directors, and the counsel to the Corporation and the Trustee may attend any meeting of the Warrantholders, but shall have no vote as such.

8.11	Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Warrantholders at a meeting shall have the following powers exercisable from time to time by Extraordinary Resolution (subject to the prior written consent of each Principal Securities Exchange (to the extent required by the rules and regulations thereof)):

(a)	power to agree to or sanction any modification, abrogation, alteration, compromise or arrangement of the rights of Warrantholders or the Trustee in its capacity as trustee hereunder or on behalf of the Warrantholders against the Corporation, whether those rights arise under this Indenture, the Warrant Certificates or otherwise which shall be agreed to by the Corporation, and to authorize the Trustee to concur in and execute any indenture supplement, except that in respect of a change in the Exercise Period or the Exercise Price the amendment shall not be binding upon a Warrantholder who does not consent thereto;

(b)
power to direct or authorize the Trustee to enforce any of the obligations on the part of the Corporation contained in this Indenture or the Warrants or to enforce any of the rights of the Warrantholders in any manner specified in the Extraordinary Resolution or to refrain from enforcing any such covenant or right;

(c)
power to waive and direct the Trustee to waive any default on the part of the Corporation in complying with any provisions of this Indenture or the Warrants, either unconditionally or upon any conditions specified in the Extraordinary Resolution;

(d)
power to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the obligations on the part of the Corporation contained in this Indenture or the Warrant Certificates or to enforce any of the rights of the Warrantholders;

(e)
power to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by the Warrantholder in connection therewith;

(f)	power from time to time and at any time, with the consent of the Corporation, not to be unreasonably withheld, to remove the Trustee and appoint a successor trustee;

(g)
power to assent to any change in or omission from the provisions contained in the Warrant Certificates and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Trustee to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(h)	power to assent to any compromise or arrangement with any creditor or any class of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation; and

(i)	power to amend, alter or repeal any Extraordinary Resolution previously passed or consented to by Warrantholders.

8.12	Meaning of “Extraordinary Resolution”

(1)   The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this section and in sections 8.15 and 8.16 provided, a resolution proposed at a meeting of the Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article Eight at which there are present in person or by proxy one or more Warrantholders holding in aggregate not less than 25% of the total number of Warrants then outstanding and passed by the affirmative votes of Warrantholders holding in aggregate not less than 66.67% of the total number of Warrants then outstanding and represented at the meeting and voted on the poll upon the resolution.

(2)   If at any meeting called for the purpose of passing an Extraordinary Resolution Warrantholders holding in aggregate not less than 25% of the total number of Warrants  then outstanding are not present in person or by proxy within half an hour after the time appointed for the meeting, then the meeting, if convened by Warrantholders pursuant to a Warrantholders’ Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chairman.  Not less than ten days’ notice shall be given to the Warrantholders of the time and place of the adjourned meeting in the manner provided in section 11.1(2).  The notice shall state that at the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum, notwithstanding the provisions of this subsection 8.12(2) to the contrary, and may transact the business for which the meeting was originally convened and a resolution proposed at the adjourned meeting and passed by the requisite vote as provided in subsection 8.12(1) shall be an Extraordinary Resolution within the meaning of this Indenture notwithstanding the number of Warrants held by those Warrantholders voting.

(3)   Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

8.13	Powers Cumulative

It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of the powers or any combination of the powers from time to time shall not prevent the Warrantholders from exercising that power or those powers or combination of powers then or any other power or powers or combination of powers thereafter from time to time.

8.14	Minutes

Minutes of all resolutions and proceedings at every meeting of Warrantholders as aforesaid shall be made and duly entered in books from time to time to be provided for that purpose by the Trustee at the expense of the Corporation, and any minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings were taken, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every meeting, in respect of the proceedings of which minutes have been made, shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken, to have been duly passed and taken.

8.15	Instruments in Writing

Any action that may be taken and any power that may be exercised by Warrantholders at a meeting held as provided in this Article Eight may also be taken and exercised by Warrantholders who hold in the aggregate more than 50% of the total number of Warrants at the time outstanding or in the case of an Extraordinary Resolution, Warrantholders who hold in the aggregate not less than 66 2/3% of the total number of Warrants at the time outstanding, by their signing, each in person or by attorney duly appointed in writing, an instrument in writing in one or more counterparts, and the expression “Extraordinary Resolution” when used in this Indenture includes a resolution embodied in an instrument so signed.

8.16	Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article Eight at a meeting of Warrantholders shall be binding upon all the Warrantholders, except as provided in subsection 8.11(a), whether present at or absent from the meeting, and whether voting for or against the resolution or abstaining and every instrument in writing signed by Warrantholders in accordance with section 8.15 shall be binding upon all the Warrantholders, except as provided in subsection 8.11(a), whether signatories thereto or not, and each and every Warrantholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every resolution and instrument in writing passed or executed in accordance with these provisions.

8.17	Holdings by Corporation Disregarded

In determining whether the Warrantholders holding the requisite number of Warrants are present for the purpose of obtaining a quorum or have voted or consented to any resolution, Extraordinary Resolution, consent, waiver, Warrantholders’ Request or other action under this Indenture, Warrants owned by the Corporation or any subsidiary of the Corporation shall be deemed to be not outstanding.

ARTICLE NINE

SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES

9.1	Provision for Supplemental Indentures for Certain Purposes

From time to time the Corporation and the Trustee may, subject to the provisions hereof, and subject to the prior written consent of each Principal Securities Exchange (to the extent required by the rules and regulations thereof), and they shall, when so directed hereby, execute and deliver by their proper officers or directors, as the case may be, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)	setting forth any adjustments resulting from the application of the provisions of Article Five;

(b)
adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable, provided that the same are not in the opinion of the Trustee, based on the opinion of counsel, prejudicial to the interests of the Warrantholders as a group;

(c)	giving effect to any Extraordinary Resolution passed as provided in Article Eight;

(d)
adding to, deleting or altering the provisions hereof in respect of the transfer of Warrants, the exchange of Warrants and the making of any modification in the form of a Warrant Certificate which additions, deletions or alterations, in the opinion of the Trustee, based on the opinion of counsel, do not affect the substance thereof;

(e)
making any additions to, deletions from or alterations of the provisions of this Indenture which, in the opinion of the Trustee, based on the opinion of counsel, do not materially and adversely affect the interests of the Warrantholders and are necessary or advisable in order to incorporate, reflect or comply with any Applicable Legislation;

(f)
making provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Shares issuable under the Warrants on a stock exchange, bourse or over-the-counter market, provided that the provisions are not, in the opinion of the Trustee, based on the opinion of counsel, prejudicial to the interests of the Warrantholders as a group;

(g)
modifying any of the provisions of this Indenture or relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that no such modification or relief shall be or become operative or effective if in the opinion of the Trustee, based on the opinion of counsel, the modification or relief impairs any of the rights of the Warrantholders provided hereunder, or of the Trustee, and provided that the Trustee may in its uncontrolled discretion decline to enter into any supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative;

(h)
evidencing any succession, or successive successions, of other bodies corporate to the Corporation and the assumption by any successor of the obligations of the Corporation herein and in the Warrant Certificates as provided hereafter in this Article Nine; and

(i)
for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the Trustee, based on the opinion of counsel, the rights of the Trustee and the Warrantholders provided hereunder, are in no way prejudiced thereby.

9.2	Correction of Manifest Errors

The Corporation and the Trustee may correct typographical, clerical and other manifest errors in this Indenture in writing provided that such corrections shall, in the opinion of the Trustee based on advice from its counsel, in no way prejudice the rights of the Trustee or of the Warrantholders hereunder, and the Corporation and the Trustee may execute and deliver all such documents as may be necessary to correct such errors.

9.3	Amending Adjustment Provisions

The Corporation and the Trustee may modify the adjustments resulting from the application of the provisions of Article Five if a modification is required as a result of any approval of the Toronto Stock Exchange or the NYSE MKT Exchange contemplated by the provisions of Article Five and the Corporation and the Trustee may execute and deliver such documents as may be necessary to effect the modification.

9.4	Successor Companies

In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another entity (“successor corporation”), the successor corporation resulting from the consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) shall be bound by the provisions hereof and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this Indenture to be performed by the Corporation and, if requested by the Trustee, the successor corporation shall by supplemental indenture satisfactory in form to the Trustee and executed and delivered to the Trustee, expressly assume those obligations.

ARTICLE TEN

CONCERNING THE TRUSTEE

10.1	Trust Indenture Legislation

(1)   If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, the mandatory requirement shall prevail.

(2)   The Corporation and the Trustee agree that each will, at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation.

10.2	Rights and Duties of Trustee

(1)   In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Warrantholders and shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(2)   No provision of this Indenture will be construed to relieve the Trustee from liability for its own gross negligence or wilful misconduct.

(3)   The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Warrantholders or obligations of the Corporation hereunder shall be conditional upon the Warrantholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue the act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.  None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(4)   The Trustee may, before commencing any such act, action or proceeding, or at any time during the continuance thereof require the Warrantholders at whose instance it is acting to deposit with the Trustee the Warrant Certificates held by them, for which Warrant Certificates the Trustee shall issue receipts.

(5)   Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation, and of this section 10.2 and sections 10.3 and 10.8.

10.3	Evidence, Experts and Advisers

(1)   In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Trustee may reasonably require by written notice to the Corporation.

(2)   In the exercise of its rights and duties hereunder the Trustee may, if it is acting in good faith, rely as to due execution and as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, certificates or other evidence furnished to the Trustee pursuant to any provision hereof or pursuant to a request of the Trustee.

(3)   The Trustee may employ or retain such counsel, accountants, engineers, appraisers, or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them payable by the Corporation in accordance with section 6.3, without taxation of costs of any counsel, and shall not be responsible for any misconduct on the part of any of them who has been selected with due care by the Trustee.

(4)   The Trustee may as a condition precedent to any action to be taken by it under this Indenture require such opinions, statutory declarations, reports, certificates or other evidence as it, acting reasonably, considers necessary or advisable in the circumstances.

10.4	Securities, Documents and Monies Held by Trustee

Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any of the Canadian chartered banks listed in Schedule I of the Bank Act (Canada), or deposited for safekeeping with any such banks.  Unless herein otherwise expressly provided, any money so held pending the application or withdrawal thereof under any provision of this Indenture shall be deposited in the name of the Trustee in any such Canadian chartered banks at the rate of interest, if any, then current on similar deposits or, as directed in writing by the Corporation, be:

(a)
deposited in the deposit department of the Trustee or of any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof whose short term debt obligations or deposits have a rating of at least R1 as rated by Dominion Bond Rating Service, or

(b)
invested in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations maturing not more than one year from the date of investment of or guaranteed by any of the foregoing Canadian chartered banks.

Any written direction for the investment or release of funds received shall be received by the Trustee by 9:00 a.m. (Toronto time) on the business day on which such investment or release is to be made, failing which such direction will be handled on a commercially reasonable efforts basis and may result in funds being invested or released on the next business day.

The Trustee shall have no responsibility or liability for any diminution of any funds resulting from any investment made in accordance with this Indenture, including any losses on any investment liquidated prior to maturity in order to make a payment required hereunder.

If the Trustee does not receive a direction or only a partial direction, the Trustee  may hold cash balances constituting part or all of such monies and may, but need not, invest same in its deposit department, the deposit department of one of its affiliates, or the deposit department of a Canadian chartered bank; but the Trustee, its affiliates or a Canadian chartered bank shall not be liable to account for any profit to any parties to this Indenture or to any other person or entity.

Unless the Corporation is in default hereunder, all interest or other income received by the Trustee in respect of deposits and investments will belong to the Corporation.

10.5	Action by Trustee to Protect Interests

The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.

10.6	Trustee not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises contained herein.

10.7	Protection of Trustee

By way of supplement to the provisions of any law from time to time applicable to trustees, it is expressly declared and agreed as follows:

(1)   The Trustee shall not be liable for or by reason of any representations, statements of fact or recitals in this Indenture or in the Warrant Certificates (except the representation contained in section 10.10 or by virtue of the certification by the Trustee of the Warrant Certificates) or required to verify the same, but all those statements or recitals are and shall be deemed to be made by the Corporation.

(2)   Nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration (or filing or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto.

(3)   The Trustee shall not be bound to give notice to any person or persons of the execution hereof.

(4)   The Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants or warranties herein contained or of any acts of any director, officer, employee or agent of the Corporation.

(5)   The Trustee shall not be bound to give any notice or to do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it has been required to under the terms hereof nor shall the Trustee be required to take notice of any default of the Corporation hereunder unless and until notified in writing of the default (which notice must specify the nature of the default) and, in the absence of that notice, the Trustee may for all purposes hereunder conclusively assume that no default by the Corporation hereunder has occurred. The giving of any notice shall in no way limit the discretion of the Trustee hereunder as to whether any action is required to be taken in respect of any default hereunder.

(6)   The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any Shares or Warrants or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant.

(7)   The Trustee is not responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Shares or certificates for the same upon the surrender or deemed surrender of any Warrant Certificates for the purpose of the exercise of the Warrants represented by such Warrant Certificates.

10.8	Indemnification

Without limiting any protection or indemnity of the Trustee under any other provision hereof, or otherwise at law, the Corporation hereby agrees to indemnify and hold harmless the Trustee, its directors, officers, employees and agents (collectively, the “Indemnified Parties”) from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Indemnified Parties in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the gross negligence or fraud of the Indemnified Parties.  This provision shall survive the resignation or removal of the Trustee, or the termination of the Indenture.  The Indemnified Parties shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of their counsel, may involve them in expense or liability, unless the Corporation shall, so often as required, furnish the Indemnified Parties with satisfactory indemnity and funding against such expense or liability.

10.9	Replacement of Trustee

(1)   The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder, except as provided in this Article Ten, by giving to the Corporation and the Warrantholders not less than 60 days’ notice in writing or, if a new Trustee has been appointed such shorter notice as the Corporation may accept as sufficient. The Warrantholders by Extraordinary Resolution shall have power at any time, with the consent of the Corporation, not to be unreasonably withheld, to remove the Trustee and to appoint a new Trustee.  In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Warrantholders; failing that appointment by the Corporation, the retiring Trustee or any Warrantholder may apply to the Supreme Court of British Columbia, on such notice as the Court may direct, for the appointment of a new Trustee; but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Warrantholders and the Corporation.  Any new Trustee appointed under any provision of this section 10.9 shall be a corporation authorized to carry on the business of a trust company in the provinces of British Columbia and Ontario and, if required by the Applicable Legislation of any other province, in that other province.  On any appointment, the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring such powers, rights, duties and responsibilities of the new Trustee.

(2)   Upon the appointment of a new Trustee, the Corporation shall promptly give notice thereof to the Warrantholders.

(3)   Any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation succeeding to the trust business of the Trustee, shall be the successor to the Trustee hereunder without any further act on its part or any of the parties hereto provided that the corporation would be eligible for appointment as a new Trustee under subsection 10.9(1).

(4)   Any Warrant Certificates certified but not delivered by a predecessor Trustee may be certified by the new or successor Trustee in the name of the predecessor or new or successor Trustee.

10.10	Conflict of Interest

(1)   The Trustee represents to the Corporation that at the time of the execution and delivery hereof no material conflict of interest exists between the Trustee’s role as a fiduciary hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has a material conflict of interest, either eliminate the same or assign its trust hereunder to a successor Trustee approved by the Corporation and meeting the requirements set forth in subsection 10.9(1).  Notwithstanding the foregoing provisions of this subsection 10.10(1), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Warrant Certificate shall not be affected in any manner whatsoever by reason thereof.

(2)   Subject to subsection 10.10(1), the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation, may act as registrar and transfer agent for the Shares and trustee for the Warrants under this Indenture and generally may contract and enter into financial transactions with the Corporation or any subsidiary of the Corporation, all without being liable to account for any profit made thereby.

10.11	Acceptance of Trust

The Trustee hereby accepts the trusts in this Indenture declared and provided for, agrees to perform the same upon the terms and conditions herein set forth and agrees to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Warrants from time to time issued pursuant to this Indenture.

10.12	Trustee not to be Appointed Receiver

The Trustee and any person related to the Trustee shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

10.13	Third Party Interests

The Corporation hereby represents to the Trustee that any account to be opened by, or interest held by, the Trustee in connection with this Indenture, for or to the credit of the Corporation, either:  (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Corporation agrees to complete and execute forthwith a declaration in the Trustee’s prescribed form as to the particulars of such third party.

10.14	Compliance with Money Laundering Legislation

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee reasonably determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee reasonably determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Corporation, provided: (i) that the Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Trustee’s satisfaction within such 10 day period, then such resignation shall not be effective.

10.15	Compliance with Privacy Laws

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture.  Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

ARTICLE ELEVEN

GENERAL

11.1	Notice to Corporation and Trustee

(1)   Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Trustee shall be given in writing and shall be deemed to be validly given if delivered or if sent by registered letter, postage prepaid (from Canada), first class mail (from the United States) or if transmitted by facsimile machine:

(a)	if to the Corporation: Vista Gold Corp. Suite 5, 7961 Shaffer Parkway Littleton, Colorado 80127 U.S.A. Attention: Chief Financial Officer Facsimile: (720) 981-1186

(b)	if to the Trustee: Computershare Trust Company of Canada 510 Burrard Street Vancouver, British Columbia V6C 3B9 Canada Attention: General Manager, Corporate Trust Services Facsimile: (604) 661-9403

and any notice given in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if mailed, on the fifth business day following the day of the mailing of the notice or, if transmitted by facsimile machine, on the day following the transmission.

(2)   The Corporation or the Trustee, as the case may be, may from time to time notify the other in the manner provided in subsection 11.1(1) of a change of address which, from the effective date of the notice and until changed by like notice, shall be the address of the Corporation or the Trustee, as the case may be, for all purposes of this Indenture.

(3)   If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Trustee or to the Corporation hereunder could reasonably be considered unlikely to reach or to be delayed in reaching its destination, the notice shall be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to that party at the appropriate address provided in subsection 11.1(1) by cable, telegram, telex, facsimile machine, electronic mail or other means of prepaid, transmitted, or written communication and any notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery to the officer or if delivered by cable, telegram, telex, facsimile machine, electronic mail or other means of prepaid, transmitted, recorded communication, on the first business day following the date of the sending of the notice by the person giving the notice.

11.2	Notice to Warrantholders

(1)   Unless herein otherwise expressly provided, any notice to be given hereunder to Warrantholders shall be written and shall be deemed to be validly given if the notice is sent by prepaid mail, addressed to the holder or delivered by hand or transmitted by facsimile machine (or so mailed to certain holders and so delivered to other holders and so delivered by facsimile machine to other holders) at their respective addresses and facsimile numbers appearing on the register maintained by the Trustee; and if in the case of joint holders of any Warrants more than one address or facsimile number appears on the register in respect of that joint holding, the notice shall be addressed or delivered, as the case may be, only to the first address or facsimile number, as the case may be, so appearing.  Any notice so given shall be deemed to have been received on the day of delivery by hand or facsimile or, if mailed, on the next business day following the day of mailing of the notice.  Accidental error or omission in giving notice or accidental failure to mail notice to any Warrantholder shall not invalidate any action or proceeding founded thereon.

(2)   If, by reason of strike, lock-out or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrantholders hereunder could reasonably be considered unlikely to reach or be delayed in reaching its destination, the notice shall be valid and effective if notice is given to Sprott Global Resource Investments, Ltd. at 1910 Palomar Point Way, Suite 200, Carlsbad, CA 92008 (fax 760-444-5253) and published or distributed once in the Report on Business section of the national edition of

The Globe and Mail newspaper, or, in the event of a disruption in the circulation of that newspaper, once in a daily newspaper in the English language approved by the Trustee of general circulation in the Cities of Toronto and Vancouver; provided that in the case of a notice convening a meeting of the holders of Warrants, the Trustee may require such additional publications of that notice, in the same or in other cities or both, as it may deem necessary for the reasonable protection of the holders of Warrants or to comply with any applicable requirement of law or any stock exchange.  Any notice so given shall be deemed to have been given on the day on which it has been published in all of the cities in which publication was required (or first published in a city if more than one publication in that city is required).  In determining under any provision hereof, the date when notice of any meeting or other event must be given, the date of giving notice shall be included and the date of the meeting or other event shall be excluded.

11.3	Satisfaction and Discharge of Indenture

Upon the earlier of (i) the date by which certificates representing Shares shall have been delivered to Warrantholders to the full extent of the rights attached to all Warrants theretofore certified hereunder and the monies to be paid hereunder, if any, have been paid; and (ii) the Expiry Date, this Indenture shall cease to be of further effect and the Trustee, on demand of and at the cost and expense of the Corporation and upon delivery to the Trustee of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and upon payment to the Trustee of the fees and other remuneration payable to the Trustee, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

11.4	Sole Benefit of Parties and Warrantholders

Nothing in this Indenture or in the Warrant Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the Warrantholders any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

11.5	Discretion of Directors

Any matter provided herein to be determined by the directors will be determined acting reasonably and in good faith in their sole discretion, and a determination so made will be conclusive.

11.6	Force Majeure

Except for the payment obligations of the Corporation contained herein, neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures).  Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this section.

11.7	Counterparts and Formal Date

This Indenture may be executed in several original or facsimile counterparts, each of which when so executed shall be deemed to be an original and the counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date as of July 27, 2012.

IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers in that behalf.

VISTA GOLD CORP.

By:  /s/ John Engele
   Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA

By: /s/ Jennifer Wong
Authorized Signatory

By:  /s/ Gabriel Ducharme
Authorized Signatory

SCHEDULE “A”

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE NOVEMBER 28, 2012.

THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITIES MAY NOT BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF, DIRECTLY OR INDIRECTLY, EXCEPT (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, (C) PURSUANT TO RULE 904 OF REGULATION S OF THE 1933 ACT, IF AVAILABLE, AND PURSUANT TO LOCAL LAWS AND REGULATIONS, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND, IN THE CASE OF SUBPARAGRAPHS (D) OR (E), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT.

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.  “UNITED STATES” AND “U.S. PERSON” ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE 1933 ACT

WARRANT
to acquire common shares of

VISTA GOLD CORP.
(continued under the laws of the Yukon Territory)

Warrant Certificate No.	Certificate for _________________________ Warrants, each entitling the holder to acquire one Share of Vista Gold Corp.

THIS IS TO CERTIFY THAT, for value received,

(the “Holder”) is the registered Holder of the number of common share purchase warrants (the “Warrants”) of Vista Gold Corp. (the “Corporation”) specified above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein and in the Warrant Indenture hereinafter referred to, to purchase at any time before 4:30 p.m. (Vancouver time) on July 27, 2014 (the “Expiry Date”), one fully paid and non-assessable common share without par value in the capital of the Corporation as constituted on the date hereof (a “Share”) for each Warrant by surrendering to the Trustee at its principal transfer office in the Cities of Vancouver or Toronto with this certificate an exercise form in the form attached hereto duly completed and executed, accompanied by cash, a certified cheque, bank draft, money order or wire transfer in lawful money of the United States of America payable to or to the order of the Corporation at par in the city where this Warrant Certificate is so surrendered in an amount equal to the purchase price of the Shares so subscribed for.

Surrender of this Warrant Certificate, the duly completed exercise form and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Trustee at the Cities of Vancouver and Toronto.

The exercise price (the “Exercise Price”) upon the exercise of a Warrant shall be U.S.$3.60 per Warrant.

Certificates for the Shares subscribed for will be mailed to the persons specified in the exercise form at their respective addresses specified therein or, if so specified in the exercise form, delivered to such persons at the office where this Warrant Certificate is surrendered.  If fewer Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the Holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Shares not so purchased.  No fractional Shares will be issued upon exercise of any Warrant.

This Warrant Certificate evidences Warrants of the Corporation issued or issuable under the provisions of a warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Indenture”) dated as of July 27, 2012 between the Corporation and the Trustee, as trustee, to which Warrant Indenture reference is hereby made for particulars of the rights of the Holders of Warrants, the Corporation and the Trustee in respect thereof and the terms and conditions on which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the Holder by acceptance hereof assents.  The Corporation will furnish to the Holder, on request and without charge, a copy of the Warrant Indenture.

On presentation at the principal transfer office of the Trustee in the Cities of Vancouver or Toronto as specified below, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Trustee, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates entitling the Holder thereof to purchase in the aggregate an equal number of Shares as are purchasable under the Warrant Certificate or Certificates so exchanged.

The Warrant Indenture contains provisions for the adjustment of the number and kind of Shares issuable upon the exercise of Warrants in the events and in the manner set forth therein.

The Warrant Indenture also contains provisions making binding on all Holders of Warrants outstanding thereunder resolutions passed at meetings of Holders of Warrants held in accordance with the provisions of the Warrant Indenture and instruments in writing signed by Holders of

Warrants entitled to purchase a specific majority of the Shares that can be purchased pursuant to such Warrants.

Nothing contained in this Warrant Certificate, the Warrant Indenture or elsewhere shall be construed as conferring upon the Holder hereof any right or interest whatsoever as a Holder of Shares or any other right or interest except as herein and in the Warrant Indenture expressly provided.

Warrants may only be transferred in compliance with the conditions of the Warrant Indenture on one of the registers to be kept by and at the principal offices of the Trustee in Vancouver or Toronto, and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Trustee or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Trustee or other registrar and upon compliance with the conditions prescribed in the Warrant Indenture and with such reasonable requirements as the Trustee or other registrar may prescribe and upon the transfer being duly noted thereon by the Trustee or other registrar.

The Warrants represented by this Warrant Certificate and the Shares issuable upon exercise thereof have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state of the United States. The Warrants may not be exercised by, or for the account or benefit of, a person in the United States or a U.S. Person and the underlying Shares may not be delivered within the United States unless this Warrant and the underlying Shares have been registered under the 1933 Act and the applicable securities legislation of any state of the United States or an exemption from such registration requirements is available; provided that in the case of a holder who delivered a Confirmation of Status of U.S. “Accredited Investor” attached as Schedule “A” to the subscription agreement in connection with its purchase of Units pursuant to the private placement pursuant to which this Warrant was issued, if such holder is exercising for its own account or for the account of a disclosed principal that was named in the subscription agreement pursuant to which it purchased Units, such holder will not be required to deliver an opinion of counsel in connection with the due exercise of this Warrant at a time when such holder is, and such disclosed principal, if any, is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the 1933 Act) at the time of exercise of the Warrants and when the representations, warranties and covenants made by the holder in the subscription agreement for Units remain true and correct and the holder represents to the Corporation as such. “United States” and “U.S. Person” are as defined in Regulation S under the 1933 Act.

In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture shall govern.

Time is of the essence hereof.

This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Trustee from time to time under the Warrant Indenture.

The parties hereto have declared that they have required that these presents and all other documents related hereto be in the English language.  Les parties aux présentes déclarent qu’elles ont exigé que la présente convention, de même que tous les documents s’y rapportant, soient rédigés en anglais.

IN WITNESS WHEREOF Vista Gold Corp. has caused this Warrant Certificate to be duly executed as of the ____ day of _________________, 2012.

VISTA GOLD CORP.

By:  ___________________________________
Authorized Signatory

Countersigned and Registered by:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:  _______________________________________
    Authorized Signatory

APPENDIX “A”

EXERCISE FORM

TO:	Vista Gold Corp.
c/o Computershare Trust Company of Canada
510 Burrard Street
Vancouver, British Columbia
V6C 3B9

OR TO:	Vista Gold Corp.
c/o Computershare Trust Company of Canada
100 University Ave
Toronto, Ontario
M5J 2Y1

Attention:	Stock Transfer Department

The undersigned holder of the within Warrants hereby exercises _____________ of the Warrants represented hereby and the right provided for in such exercised Warrants to receive the common shares of Vista Gold Corp. issuable pursuant to such Warrants.

The undersigned hereby irrevocably directs that the said common shares be issued and delivered as follows:

Name(s) in Full	Address(es) (include Postal/ ZIP Code)	Numbers(s) of common shares

(Please print in full the name in which certificates are to be issued.  If any of the securities are to be issued to a person or persons other than the Warrantholder, the Transfer of Warrants form must be completed and the Warrantholder must pay to the Trustee all exigible transfer taxes or other government charges.)

(Please check the ONE box applicable):

☐   A           The undersigned holder (i) at the time of exercise of the Warrants and execution and delivery of this exercise form is not in the United States; (ii) is not resident in the United States and is not a U.S. Person, (iii) is not exercising the Warrants for the account or benefit of a U.S. Person or person in the United States; and (iv) the delivery of the underlying Shares will not be to an address in the United States.

☐   B.           the undersigned holder (i) is the original purchaser of these Warrants who purchased these Warrants directly from the Corporation pursuant to its Unit offering who delivered the Confirmation of Status of U.S. “Accredited Investor” attached as Schedule “A” to the subscription agreement in connection with its purchase of Units, (b) is exercising the Warrants for its own account or for the account of a disclosed principal that was named in the subscription agreement pursuant to which it purchased such Units, and (c) is, and such disclosed principal, if any, is an "accredited investor" as defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “1933 Act”) at the time of exercise of these Warrants and the representations and warranties of the holder made in the original subscription agreement including the Confirmation of Status of U.S. “Accredited Investor” remain true and correct as of the date of exercise of these Warrants.

☐   C.           The undersigned holder has delivered to the Corporation and the Trustee an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance reasonably satisfactory to the Corporation and the Trustee) to the effect that an exemption from the registration requirements of the 1933 Act and applicable securities laws of any state of the United States is available.

The undersigned holder understands that the certificates representing the Shares issued upon exercise of the Warrants will bear a legend restricting transfer under the 1933 Act unless an exemption from the registration requirements of the 1933 Act is available, as described in the Warrant Indenture.  "United States" and “U.S. Person” are as defined in Regulation S under the 1933 Act.

DATED this ______ day of ________________, _____________.

_______________________________ Witness or Signature Guarantee*	_____________________________ Signature of Registered Holder _____________________________ Name of Registered Holder _____________________________ Address of Registered Holder

*  If the underlying securities are to be issued to a person other than the registered holder then the signature must be guaranteed by a Schedule I Canadian Chartered Bank or a guarantee under the North American STAMP, SEMP or MSP Medallion Programs.

☐
Please check box if these certificates are to be delivered to the office where this Warrant Certificate is surrendered, failing which the certificates will be mailed to the address shown on the register.

APPENDIX “B”

TRANSFER OF WARRANTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                      (name)                                (the “transferee”)

                      (address)

_______________ of the Warrants registered in the name of the undersigned represented by the within certificate.

The undersigned hereby certifies that the Warrants are being sold, assigned or transferred in accordance with applicable securities laws covering any such transaction.

(please check the ONE box applicable):

☐   A.           The transfer is being made to, or for the account or benefit of, a person outside the United States who is a non-U.S. Person in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “1933 Act”) and in compliance with local laws and regulations (the Corporation or Trustee may require an opinion of counsel of recognized standing or other written documentation in form and substance reasonably satisfactory to the Corporation and the Trustee prior to such transfer); or

☐    B.           The undersigned holder has delivered herewith to the Corporation and Trustee an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance reasonably satisfactory to the Corporation and the Trustee) to the effect that an exemption from the registration requirements of the 1933 Act and applicable securities laws of any state of the United States is available for the transfer of these Warrants.

The undersigned holder acknowledges that the certificates representing the Warrants issued to the transferee will continue to bear a legend restricting transfer under the 1933 Act unless an exemption from registration requirements of the 1933 Act is available, as described in the Warrant Indenture.

The undersigned holder represents that the transferee has been notified by the undersigned holder that the Warrants represented by this Warrant Certificate and the Shares issuable upon exercise thereof have not been and will not be registered under the 1933 Act, or the securities laws of any state of the United States and that the Warrants may not be exercised by, or for the account or benefit of, a person in the United States or a U.S. Person and the underlying Shares may not be delivered within the United States unless this Warrant and the underlying Shares have been registered under the 1933 Act and the applicable securities legislation of any state of the United States or an exemption from such registration requirements is available and the Shares will bear a legend restricting their transfer pursuant to the requirements of the 1933 Act and any applicable securities laws of any state of the United States.

"United States" and “U.S. Person” are as defined in Regulation S under the 1933 Act.

DATED the _____ day of ______________, ________________.

Signature of Warrantholder:_________________________________________________________________
Guaranteed by:                                                                (Signature of Warrantholder)

____________________________________

*
    * Authorized Signature Number

NOTE:  The signature to this transfer must correspond with the name as recorded on the Warrants in every particular without alteration or enlargement or any change whatever.  The signature of the person executing this transfer must be guaranteed by a Schedule I Canadian Chartered Bank or a guarantee under the North American STAMP, SEMP or MSP Medallion Programs.

Warrants shall only be transferable in accordance with applicable laws and the applicable provisions of the Warrant Indenture.  The transfer of Warrants may result in the Shares received upon exercise of the Warrants not being freely tradeable in the jurisdiction of the purchaser.